UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2009

DELCATH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 FIFTH AVENUE, 23rd FLOOR NEW YORK, NEW YORK	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 489-2100

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 9, 2009, Delcath Systems, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with a single investor relating to the purchase of a total of 869,565 units (the “Offering”), with each unit to be sold in the Offering consisting of one share of common stock and a warrant to purchase 1.2 shares of common stock, at a price of $3.45 per unit.  The warrants, which represent the right to acquire a total of 1,043,478 shares of common stock, will be exercisable at a price of $3.99 per share and have a five-year term.  The total gross offering proceeds will be approximately $3 million and the offering proceeds to the Company, net of estimated fees and expenses, will be approximately $2.8 million.  The Offering is expected to close on or about June 15, 2009, subject to customary closing conditions.  The Subscription Agreement is filed herewith as Exhibit 10.1 and the form of warrant to be issued in the Offering is filed herewith as Exhibit 10.2.

Piper Jaffray & Co. (“Piper Jaffray”) acted as the Company’s sole placement agent for the Offering pursuant to a Placement Agency Agreement dated June 9, 2009.  Pursuant to the Placement Agency Agreement, the Company has agreed to pay Piper Jaffray an aggregate fee equal to 7% of the gross proceeds from the Offering.  The Company has also agreed to reimburse Piper Jaffray for certain fees, disbursements and other charges, up to $30,000.  Additionally, the Company has agreed to provide Piper Jaffray with customary indemnification rights under the Placement Agency Agreement.  The Placement Agency Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.  This description of the terms of the Placement Agency Agreement is qualified in its entirety by reference to such exhibit.

The Offering was made pursuant to an effective shelf registration statement and a registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended.  The Company will, pursuant to Rule 424(b) under the Securities Act of 1933, file with the Securities and Exchange Commission a prospectus and prospectus supplement relating to the registration statements.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

1.1	Placement Agency Agreement, dated June 9, 2009

10.1	Subscription Agreement, dated June 9, 2009

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 10, 2009

DELCATH SYSTEMS, INC.

By:	/s/ Richard L. Taney
	Name:	Richard L. Taney
	Title:	Chief Executive Officer

EXHIBIT INDEX

1.1	Placement Agency Agreement, dated June 9, 2009

10.1	Subscription Agreement, dated June 9, 2009

10.2	Form of Warrant